EXHIBIT (H) (IV) UNDER FORM N-1A
                                            EXHIBIT (10) UNDER ITEM 601/REG. S-K

                     TRANSFER AGENCY AND SERVICES AGREEMENT

       AGREEMENT made as of the          day of             ,  2007, between BBH
TRUST, a Delaware statutory trust having its principal office and place of business at 40 Water Street, Boston Massachusetts 02109 ("Investment Company"), and FORUM SHAREHOLDER SERVICES, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

       WHEREAS, the Investment Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares (the "Shares"), in separate series and classes; and

       WHEREAS, the Investment Company offers shares in various series (each such series, together with all other series subsequently established by the Investment Company and made subject to this Agreement in accordance with Section 12, being herein referred to as a "Fund," and collectively as the "Funds") and the Investment Company may in the future offer shares of various classes of each Fund (each such class together with all other classes subsequently established by the Investment Company in a Fund being herein referred to as a "Class," and collectively as the "Classes");

       WHEREAS, the Investment Company desires that Forum perform as the transfer agent and dividend disbursing agent for each Fund and Forum is willing to provide these services on the terms and conditions set forth in this Agreement;

       NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Investment Company and Forum hereby agree as follows:

       SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

       (a) The Investment Company, on behalf of the Funds, hereby appoints Forum to act as, and Forum agrees to act as, (i) transfer agent for the authorized and issued shares of the Investment Company representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information (collectively "prospectus") of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

       (b) In connection therewith, the Investment Company has delivered to Forum copies of (i) the Investment Company's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Investment Company's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Investment Company's current prospectus, and (iv) the current plan of distribution or similar document adopted by the Investment Company under Rule 12b-1 under the 1940 Act ("Plan") and the current shareholder service plan or similar document adopted by the Investment Company ("Service Plan") and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Investment Company shall deliver to Forum a certified copy of the resolution of the Board of Trustees of BBH Trust; ("Board") appointing Forum and authorizing the execution and delivery of this Agreement.


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       SECTION 2.  DUTIES OF FORUM

       (a) Forum agrees that in accordance with procedures established from time to time by agreement between the Investment Company on behalf of each of the Funds, as applicable, and Forum, Forum will perform the following services:

             (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders, (E) withholding taxes on U.S. resident and non-resident alien accounts, (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;

             (ii) receive for acceptance orders from selected dealers, processing organizations or financial intermediaries as provided in Exhibit A hereto, as may be amended from time to time by the Investment Company, for the purchase, redemption or exchange of Shares and promptly deliver payment and appropriate documentation in connection therewith to the custodian of the applicable Fund (the "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests. Without the written (including electronic) authorization of such Investment Company, Forum shall not accept (i) conditional orders, (ii) orders dated prior to the current date for non-NSCC initiated transactions, (iii) orders dated prior to the previous business date for NSCC initiated transactions, (iv) orders that are not otherwise in compliance with the Investment Company Act of 1940, as amended, and the regulations thereunder applicable to Forum or the Investment Companies related to the acceptance and handling of orders, and (v) orders that are not in compliance with the terms of the respective Investment Company's current prospectus, without the written authorization of a person authorized on behalf of such Investment Company as per a list of such authorized persons.

             (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

             (iv) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

             (v) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

             (vi)   prepare   and  transmit  to  Shareholders  (or  credit   the
       appropriate Shareholder accounts) payments for all distributions declared by the Trust with respect to Shares;

             (vii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by Forum of indemnification satisfactory to Forum and protecting Forum and the Investment Company and, at the option of Forum, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

             (viii) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

             (ix) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent;

             (x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent as provided in Exhibit B hereto;

             (xi) record the issuance of Shares of the Investment Company and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("1934 Act") a record of the total number of Shares of the Investment Company, each Fund and each Class thereof, that are authorized, based upon data provided to it by the Investment Company, and are issued and outstanding and provide the Investment Company on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

             (xii) provide a system which will enable the Investment Company to calculate the total number of Shares of each Fund and Class thereof sold in each State;

             (xiii) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

             (xiv)  oversee the activities of proxy solicitation firms.

             (xv) provide such reporting as may be reasonably required by any Investment Company, with respect to the trading activities of selected dealers, processing organizations, clearing brokers or financial intermediaries set forth in Exhibit A hereto and to monitor compliance with the provisions of their respective sales and distribution agreements with such Investment Company.

       (b) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Investment Company, all pursuant to mutually acceptable compensation and implementation agreements.

       (c) The Investment Company or its administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Investment Company's State registration status is solely limited to the reporting of transactions to the Investment Company, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Investment Company or its administrator or other agent.

       (d) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Investment Company for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Investment Company for safekeeping of all records maintained by Forum pursuant to this Agreement.

       (e)   Forum  shall  cooperate  with   each   Fund's   independent  public
accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

             (f) Forum will promptly notify the Investment Companies in the event that Forum becomes aware that it is under investigation or about to be investigated by any regulatory authority.

       (g) Forum will be responsible for continuing to comply with all regulations and laws applicable to Forum. In processing any order hereunder, Forum will comply with any provisions, limitations and requirements stated in the Investment Company's current prospectus for the purchase, redemption or exchange of shares of such Investment Company including, without limitation (i) the assessment of front-end sales load charges, redemptions fees and other charges (if any) payable to the Investment Company, and (ii) subject to Section (h) below, prevention of trading practices which result in "market timing" and/or "late trading" by the Shareholders; provided, however, that Forum shall not be required to comply with any limitations imposed prospectively through any Investment Company prospectus unless it receives advance written notice of and can, without material amendment to its systems and processes, process purchase, redemption and exchange order in compliance with such limitations.

       (h) Forum will ensure, as of the date of this Second Amendment and at all times thereafter, that it has procedures and controls that are reasonably designed to deter illegal or improper trading in the shares of mutual funds with respect to which it provides transfer agency services, including without limitation, late trading and market timing. Forum will immediately report to the respective Investment Company any purchases and sales of shares of such
             Investment Company by Shareholders that exceed certain testing criteria as announced by Forum from time to time and as set forth on Exhibit C hereto, or (subject to Section 2(g) above) as specifically stated in the Investment Company prospectus or specifically requested by the Investment Company. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that it is not within Forum's discretion to make determinations about whether any specific trading activity by a Shareholder constitutes "market timing" or "excessive trading" and that Forum's obligations with respect to such matters shall be discharged through the reporting by Forum of trading activity as described above.

       (i) Forum will be responsible for calculating breakpoints discounts on front-end sales loads that any of the Shareholders is entitled to receive from a Fund in accordance with such Fund's current prospectus. In preparing such calculations, Forum will monitor each Shareholder's ownership of each Fund, Shares owned by each Shareholder in one or more accounts processed hereunder, and Shares owned by persons related to each Shareholder, provided that Forum has actual written notice from the Investment Company, the
             Shareholder or a financial intermediary representing such Shareholder of such familial relationship.

       (j) Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Investment Company assumes all responsibility for ensuring that the Investment Company complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Investment Company. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the laws and all official interpretations of such law or rules or regulations.

       SECTION 3. RECORDKEEPING

       (a) Prior to the commencement of Forum's responsibilities under this Agreement, if applicable, the Investment Company shall deliver or cause to be delivered over to Forum (i) an accurate list of Shareholders of the Investment Company, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and
(ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Forum under this Agreement (collectively referred to as the "Materials"). The Investment Company shall on behalf of each applicable Fund or Class indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Investment Company to provide any portion of the Materials or to provide any information in the Investment Company's possession or control reasonably needed by Forum to perform the services described in this Agreement.

       (b) Forum shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Forum agrees that all such records prepared or maintained by Forum relating to the services to be performed by Forum under this Agreement are the property of the Investment Company and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Investment Company on and in accordance with the Investment Company's request. The Investment Company and the Investment Company's authorized representatives shall have access to Forum's records relating to the services to be performed under this Agreement at all times during Forum's normal business hours. Upon the reasonable request of the Investment Company, copies of any such records shall be provided promptly by Forum to the Investment Company or the Investment Company's authorized representatives.

       (c) Forum and the Investment Company agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

       (d) In case of any requests or demands for the inspection of the Shareholder records of the Investment Company, Forum will endeavor to notify the Investment Company and to secure instructions from an authorized officer of the Investment Company as to such inspection. Forum shall abide by the Investment Company's instructions for granting or denying the inspection; provided, however, that Forum may grant the inspection without instructions if Forum is advised by counsel to Forum that failure to do so will result in liability to Forum.

       SECTION 4.  ISSUANCE AND TRANSFER OF SHARES

       (a) Forum shall make original issues of Shares of each Fund and Class thereof in accordance with the Investment Company's then current prospectus only upon receipt of (i) instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Investment Company's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Investment Company of an appropriate notice with the SEC, as required by
Section 24 of the 1940 Act or the rules thereunder.  If the opinion described in
(iv) above is contingent upon a filing under Section 24 of the 1940 Act, the Investment Company shall indemnify Forum for any liability arising from the failure of the Investment Company to comply with that section or the rules thereunder.

       (b) Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by Forum. In registering transfers of Shares, Forum may rely upon the Uniform Commercial Code as in effect in the State of Maryland for BBH Fund, Inc., BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II, Inc.; and the Commonwealth of Massachusetts for BBH Investment Company, or any other statutes that, in the opinion of Forum's counsel, protect Forum and the Investment Company from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, Forum will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

       SECTION 5.  SHARE CERTIFICATES

       (a) The Investment Company shall furnish to Forum a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon Forum's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Investment Company authorized to sign by the Organic Documents of the Investment Company and, if required by the Organic Documents, shall bear the Investment Company's seal or a facsimile thereof. Unless otherwise directed by the Investment Company, Forum may not issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Investment Company.

       (b) New Share certificates shall be issued by Forum upon surrender of outstanding Share certificates in the form deemed by Forum to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Forum shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Forum deems equally reliable and expeditious. Forum shall not mail Share certificates in "negotiable" form unless requested in writing by the Investment Company and fully indemnified by the Investment Company to Forum's satisfaction.

       (c) In the event that the Investment Company informs Forum that any Fund or Class thereof does not issue share certificates, Forum shall not issue any such share certificates and the provisions of this Agreement relating to share certificates shall not be applicable with respect to those Funds or Classes thereof.

       SECTION 6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

       (a) Shares shall be issued in accordance with this Agreement and the terms of a Fund's or Class' current prospectus after Forum or its agent receives either:

             (i)    (A) an instruction  directing investment in a Fund or Class,
       (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

             (ii)   the  information  required   for  purchases  pursuant  to  a
       selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

       (b) Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

       (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

             (i)    for a wire received, at the time of the receipt of the wire;

             (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Fund business day following receipt of the check; and

             (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.


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       SECTION 7.  FEES AND EXPENSES

       (a) For the services provided by Forum pursuant to this Agreement, the Investment Company, on behalf of each Fund, agrees to pay Forum the fees set forth in Clauses (i) and (ii) of Appendix A hereto. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the applicable Investment Company shall pay to Forum such compensation as shall be payable prior to the effective date of termination. The Investment Company acknowledges that Forum may from time to time earn money on amounts in the deposit accounts maintained by Forum to service the Funds (and other clients serviced by Forum).

       (b) In connection with the services provided by Forum pursuant to this Agreement, the Investment Company, on behalf of each Fund, agrees to reimburse Forum for the expenses set forth in Appendix A hereto. In addition, the Investment Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred expenses and employee time (at 150% of salary) attributable to any review of the Investment Company's accounts and records by the Investment Company's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Investment Company exercise its right to terminate this Agreement, the Investment Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

       (c) All fees and reimbursements are payable in arrears on a monthly basis and the applicable Investment Company, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within thirty (30) business days following receipt of the respective billing notice.

       SECTION 8.  REPRESENTATIONS AND WARRANTIES

       (a)   Forum represents and warrants to the Investment Company that:

             (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

             (ii) It is duly qualified to carry on its business in the State of Maine;

             (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

             (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

             (v)    It has access  to  the  necessary facilities, equipment, and
             personnel  to  perform  its  duties   and  obligations  under  this
             Agreement;

             (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and

             (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

             (viii) It has implemented and will monitor their procedures for policing market timing and late trading and will annually certify that such procedures are in place and produce such records as the Investment Companies may reasonably request.

       (b)   The Investment Company represents and warrants to Forum that:

             (i) It is duly organized and existing and in good standing under the laws of the state in which it is organized;

             (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

             (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

             (iv) It is an open-end management investment company registered under the 1940 Act;

             (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the applicable Investment Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties and to general equity principals; and

             (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of the Trust being offered for sale.


       SECTION 9.  PROPRIETARY INFORMATION

       (a) The Investment Company acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forum or the third party. The Investment Company agrees to treat all Proprietary Information as proprietary to Forum and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

       (b) Forum acknowledges that the Shareholder list and all information related to Shareholders furnished to Forum by the Investment Company or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Investment Company. In no event shall Proprietary Information be deemed Customer Data. Forum agrees to treat all Customer Data as proprietary to the Investment Company and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as may be directed by the Investment Company.

       SECTION 10.  INDEMNIFICATION

       (a) Forum shall not be responsible for, and each applicable Investment Company shall on behalf of each applicable Fund or Class thereof indemnify and hold Forum harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

             (i) all actions of Forum or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

             (ii)   the   Investment   Company's  lack  of  good  faith  or  the
             Investment Company's negligence or willful misconduct;

             (iii) the reasonable reliance on or use by Forum or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Investment Company or any other person or firm on behalf of the Investment Company, including but not limited to any previous transfer agent or registrar;

             (iv) the reasonable reliance on, or the carrying out by Forum or its agents or subcontractors of, any instructions or requests of the Investment Company on behalf of the applicable Fund; and

             (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

       (b) Forum shall indemnify and hold the Investment Company and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by Forum as a result of Forum's lack of good faith, negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.

       (c) At any time Forum may apply to any officer of the Investment Company for instructions, and may consult with legal counsel to the Investment Company or to Forum with respect to any matter arising in connection with the services to be performed by Forum under this Agreement, and Forum and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. Forum, its agents and subcontractors shall be protected and indemnified in acting upon (i) any paper or document furnished by or on behalf of the Investment Company, reasonably believed by Forum to be genuine and to have been signed by the proper person or persons, (ii) any instruction, information, data, records or documents provided Forum or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Investment Company, and (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to Forum in person or by telephone, vocal telegram or other electronic means, reasonably believed by Forum to be genuine and to have been given by the proper person or persons. Forum shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Investment Company. Forum, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Investment Company.

       (d) If the Investment Company has the ability to originate electronic instructions to Forum in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event Forum shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by Forum from time to time.

       (e) The Investment Company has authorized or in the future may authorize Forum to act as a "Mutual Fund Services Member" for the Investment Company or various Funds. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC Rules and Procedures published by NSCC or such other similar publication as may exist from time to time. The Investment Company shall indemnify and hold Forum harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

       (f) In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. In the event that Forum elects to defend against a claim, the defense shall be conducted by counsel chosen by Forum and reasonably satisfactory to the Agent. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

       SECTION 11.  EFFECTIVENESS, DURATION AND TERMINATION

       (a) This Agreement shall become effective with respect to each Fund or Class on the earlier of July 10, 2000, or the date on which the Trust's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

       (b) This Agreement shall continue in effect with respect to a Fund until terminated.

       (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Investment Company. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

       (d) The obligations of Sections 3, 7, 8, 9, 10, 14, 15, and 17 shall survive any termination of this Agreement.

       SECTION 12.  ADDITIONAL FUNDS AND CLASSES

       In the event that the Investment Company establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Investment Company may elect not to make any such series or classes subject to this Agreement.

       SECTION 13.  ASSIGNMENT

       Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of the Trust, subcontract for the performance hereof with any entity, including affiliated persons of Forum; provided however, that Forum shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.

       SECTION 14.  FORCE MAJEURE

       Each party hereto shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply.

       SECTION 15.  LIMITATION OF SHAREHOLDER AND TRUSTEE/DIRECTOR LIABILITY

       The Trustees/Directors of the Investment Company and the shareholders of each Fund shall not be liable for any obligations of the Investment Company or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Investment Company or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees/Directors of the Investment Company or the shareholders of the Funds.

       SECTION 16.  TAXES

       Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with any Investment Company or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.

       SECTION 17. MISCELLANEOUS

       (a) Neither party to this Agreement shall be liable to another party for consequential damages under any provision of this Agreement.

       (b) Except for Appendix A to add new Funds and Classes in accordance with Section 12, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

       (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York, except as otherwise provided in Section 4(b).

       (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

       (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

       (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and the Investment Company and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

       (g) Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

       (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

       (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

       (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Investment Company are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

       (k) No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

       (l) Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

       (m) The terms and "affiliated person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings ascribed thereto in the 1940 Act.


       (n) The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.



       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

                                        BBH TRUST

                                        By:
                                        Name:
                                        Title:



                                        FORUM SHAREHOLDER SERVICES, LLC


                                        By:
                                        Name:
                                        Title:

                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                   Appendix A
                               Fees and Expenses



(I)    BASE FEE:

       BBH Fund, Inc. and BBH Trust:
       Fees per CUSIP...............................................$1,000/month

       BBH Common Settlement Fund, Inc. and BBH Common Settlement Fund II, Inc.:
       Fees per CUSIP.................................................$500/month

(II)   SHAREHOLDER ACCOUNT FEES:

       (a)   Non- NSCC networked account.....................$1.50/account/month
       (b)   NSCC networked account..........................$0.75/account/month

       Shareholder account fees are based upon the number of Shareholder accounts as of the last Fund Business Day of the prior month.


(III)  OUT-OF-POCKET AND RELATED EXPENSES:

       Each applicable Investment Company on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to, the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) banking services (DDA account, wire and ACH, check and draft clearing and lock box fees and charges), (vii) NSCC Mutual Fund Service Member fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and (ix) microfilm and microfiche. In addition, any other expenses incurred by Forum at the request or with the consent of the Investment Company will be reimbursed by the applicable Fund.

(IV)   OTHER EXPENSES

       BBH Common Settlement II Fund, Inc. shall compensate Forum for additional processing arising from the late receipt of prices, reprocessing of NAVs, and adjustment of accrual rates. The schedule of these costs is as follows:

       (a) Late Prices (received by Forum after 6:30 pm EST)$250 per occurrence
       (b) NAV Reprocess....................................$500 per reprocess
       (c) Accrual Adjustment*..............................$500 per adjustment

       * Accrual adjustment fees are based upon the understanding that there is only one shareholder omnibus position in this Fund. Should there be more than one shareholder position in the Fund, the accrual adjustment fee will be $750 per adjustment.

                                   EXHIBIT A
     SELECTED DEALERS, PROCESSING ORGANIZATIONS OR FINANCIAL INTERMEDIARIES
Name of Dealer, Organization or Financial Intermediary           Service Level
Standard
Chares Schwab                                                       I
American Express                                                    I
Ameritrade                                                          II
Brown Brothers Harriman                                             I
National Financial Services Corporation                             I
Fidelity Investment Institutional Operations Company                I
FiServ                                                              II
Instinet Clearing Corp.                                             II
LPL Financial                                                       II
Mid Atlantic Corp.                                                  II
Pershing                                                            II, III
PFPC                                                                II
Putnam                                                              I
National Investors Service Corp.                                    I
Wells Fargo                                                         II
I - This is a Financial Intermediary, as defined in the Funds' prospectus. This account is an omnibus account for the benefit of the Financial Intermediary's clients and as such, not withstanding paragraph 2(g) and 2(H of the Agreement:
            Forum may accept trades up to 9:00 AM on the business day after the trade date to be executed at the prior days NAV without approval from the Investment Company.
            Forum shall not apply a redemption fee to trades in this account. Forum shall not apply the Funds' initial or subsequent dollar minimums to trades in this account.
            Forum shall not be responsible to deter illegal or improper trading in this account.
II - This is a Financial Intermediary, as defined in the Funds' prospectus. Accounts for this Financial Intermediary trade through the NSCC Network Level 3 for the benefit of the Financial Intermediary'' clients and as such, not withstanding paragraph 2(g) and 2(h) of the Agreement:
            Forum may accept trades up to 9:00 AM on the business day after the trade date to be executed at the prior days NAV without approval from the Investment Company.
            Forum shall not apply the Funds' initial or subsequent dollar minimums to trades in this account.
III. - This Financial Intermediary acts as a clearing broker for other Financial
       Intermediaries not named  above.   Service  level  II  will  apply to all
       accounts that clear through this Financial Intermediary.

                                   EXHIBIT B
                                   REPORTING
Internet Account Access
Monthly Report of Commission paid by Broker by Fund
Monthly Report of 12b-1 fees paid by Broker by Fund
Monthly Report of Summary of Average Net Assets by Broker
Monthly Report Detail of Average Net Assets by Brokers for each Account
Monthly Report of Capital Stock Transaction by Fund
Monthly Report of New Accounts Opened by Fund
Monthly Report of All Redemption Fees Applied by Account
Monthly  Report  of all non NSCC Transactions processed after the Fund's  cutoff time
Annual Report of Independent Auditors Review of Internal Controls (SAS 70)

                                   EXHIBIT C
                             FORUM TESTING CRITERIA
All non-money market trades are reviewed on a daily basis for redemption amounts greater than $99,999.99 (non-omnibus accounts) and $999,999.99 (omnibus accounts). Accounts with such activity are researched by Forum to determine whether there has been an offsetting purchase in the account within the prior five-day period. Any offenses will be reported by Forum immediately to the Investment Company. No action will be taken by Forum regarding blocking accounts or contacting customer/financial intermediary unless Forum is instructed to do so by the Investment Company.

                                   BBH TRUST
               ADDENDUM TO TRANSFER AGENCY AND SERVICES AGREEMENT

       ADDENDUM, dated as of                   ,  2007,  to  the Transfer Agency
and Services Agreement dated as of       , 2007, between BBH TRUST,  a  Delaware
statutory trust, having its principal office and place of business at 40 Water Street, Boston Massachusetts 02109 ("Investment Company"), and FORUM SHAREHOLDER SERVICES, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

       WHEREAS, the Investment Company is subject to, and has adopted procedures reasonably designed to ensure its compliance with, all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the USA PATRIOT Act of 2001 (together with its implementing regulations, the "Patriot Act"), its implementing regulations, and related governmental and self-regulatory organization rules and regulations; and

       WHEREAS, in accordance with its obligation to provide transfer agency services under the Agreement, Forum has instituted an anti-money laundering program that is intended to ensure that the Investment Company is in material compliance with all applicable anti-money laundering laws, regulations, rules and government guidance related to the services to be provided by Forum under the Agreement;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

       1. Forum agrees to allow appropriate federal examiners to (a) obtain and inspect information and records maintained by Forum under the Agreement relating to the Investment Company 's anti-money laundering program and (b) inspect Forum for purposes of the Investment Company's anti-money laundering program.

       2. Each party agrees to notify the other party promptly about any known suspicious activities related to open accounts in the Funds.

       IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in their names and on their behalf by and through their authorized persons, as of the day and year first above written.

                                        BBH TRUST

                                        By:
                                        Name:
                                        Title:



                                        FORUM SHAREHOLDER SERVICES, LLC


                                        By:
                                        Name:
                                        Title:

            AML AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT

       BBH TRUST ("Trust") and FORUM SHAREHOLDER SERVICES, LLC ("FSS") are
parties to an agreement dated as of        2007 (the "Agreement") under which
FSS performs certain transfer agency and/or recordkeeping services for the Trust.

       In connection with the enactment of the USA Patriot Act of 2001 and the regulations promulgated thereunder (collectively the "Act"), the Trust is required to adopt an Anti-Money Laundering ("AML") Program. The Trust and FSS agree to amend the Agreement to delegate to FSS certain responsibilities in connection with the Act and the Trust's AML Program, as set forth below.

1.     Adoption of Program; Delegation to FSS

(a) The Trust acknowledges that it is a financial institution subject to the Act and the Bank Secrecy Act (collectively, the "AML Acts"). The Trust has adopted, and agrees to comply with, a written AML Program and has appointed and AML Compliance Officer, each of which actions have been approved by the Board of Trustees of the Trust (the "Board"). Subject to delegation of certain responsibilities to FSS, as provided below, the Trust's AML Program is reasonably designed to ensure compliance in all material respects with the AML Act and applicable regulations adopted thereunder (the "Applicable AML Laws"), in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

(b) The Trust hereby delegates to FSS the performance, on behalf of the Trust, of the services set forth in Schedule A to this Amendment (the "AML Services") with respect to the shareholder accounts maintained by FSS pursuant to the Agreement (including, as and to the extent set forth in Schedule A, direct accounts; accounts maintained through FUND/SERV and Networking; and omnibus accounts); and , subject to the terms and conditions of the Agreement and this Amendment, including Section 2(d) below, FSS accepts this delegation and agrees to perform the AML Services in accordance with the Trust's and FSS' AML Program and to cooperate with the Trust's AML Compliance Officer (as defined below) in the performance of its responsibilities hereunder.

(c) Notwithstanding this delegation, the Trust shall maintain full responsibility for ensuring that its AML Program is and continues to be reasonably designed to ensure compliance with the Applicable AML Laws. FSS shall maintain policies, procedures and internal controls that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws and the Trust's AML Program.

(d) The Trust recognizes that the performance of the AML Services involves the exercise of discretion, which in certain circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholders). The Trust authorizes FSS to take such actions in the performance of the AML Services as FSS deems appropriate and consistent with the Trust's AML Program and Applicable AML Laws.

2.     Exceptions to Procedures; Amendments

(a) The Trust acknowledges and agrees that any deviation from FSS' written transfer agent compliance procedures (an "Exception") may involve substantial risk of loss. FSS may in its sole discretion refuse to accept any request by the Trust that FSS make an Exception to any written compliance or transfer agency procedures adopted by FSS, or adopted by the Trust and approved by FSS (including any requirements of the Trust's AML Program).

(b) Exception requests may only be made in writing signed by an authorized representative of the Trust (other than an employee of FSS), provided that an exception concerning the requirements of the Trust's AML Program must be signed by the Trust's anti-money laundering compliance officer ("AML Compliance Officer"). Approved exceptions shall become effective when and only if set forth in a written acceptance of the Exception signed by FSS' Director or FSS' AML Compliance Officer. An Exception is effective only on a transaction by transaction basis.

(c) Notwithstanding any provision of the Agreement or this Amendment to the contrary, as long as FSS acts in good faith and without gross negligence, FSS shall have no liability for any loss, liability, expenses or damages to the Trust resulting from an Exception.

(d) The Trust's AML Officer shall provide forty-five (45) days prior written notice of any amendment to the Trust's AML Program that would have a material impact upon the AML Services to be provided by FSS, and any services required to be provided by FSS pursuant to such amendment shall be considered an Exception until the consent of FSS, which shall not be unreasonably withheld, is obtained.

3.     Representations and Warranties; Documents and Information; Access

(a) The Trust represents and warrants that (i) the Trust has adopted a written AML Program, and has appointed the Trust's AML Compliance Officer; (ii) the AML Program and the designation of the AML Officer have been approved by the Board of Trustees of the Trust (the "Board"); and (iii) the delegation of FSS of the AML Services has been approved by the Board.

(b) FSS represents and warrants to the Trust that (1) it has adopted and will maintain a written program concerning the anti-money laundering services it provides to its various clients; (2) its policies and procedures are reasonably adequate for it to provide the AML Services and comply with its obligations under this Agreement; (3) it shall conduct (or have a third party conduct) an independent review of its AML Program at least annually and provide the report of such independent review to the Trust; (4) it shall maintain an ongoing program with respect to its own personnel; and (5) it shall maintain an AML compliance officer to administer the servicing of those aspects of the Trust's AML Program that have been expressly delegated to FSS.

(c) The Trust agrees to furnish FSS with such information and documents as may be reasonably requested by FSS from time to time to provide the AML Services. The Trust agrees to notify FSS promptly about any known suspicious activities related to open accounts.

(d) FSS agrees to furnish the Trust its written program concerning anti-money laundering services rendered by FSS to its various clients. FSS agrees to notify the Trust of any change to its anti-money laundering program that would materially impact the Trust's AML Program.

(e) FSS shall grant reasonable access to each of the Trust, the AML Compliance Officer, and regulators having jurisdiction over the Trust, to the books and records maintained by FSS and related to the AML Services, and shall permit federal examiners to inspect FSS for purposes of the Trust's AML Program. Records may be edited or redacted to maintain confidentiality of materials related to other clients of FSS. FSS shall makes its relevant personnel available to meet or speak with the Board concerning the AML Services at least annually or at such other intervals as may be reasonably necessary or appropriate.

4.     Expenses

In consideration of the performance of the foregoing duties, the Trust agrees to pay FSS for the reasonable administrative expenses and out of pocket costs that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.     Miscellaneous

(a) This Amendments supplement and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement.

(b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Agreement shall be valid unless made in writing and executed by both parties hereto.

(c) Section and paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


BBH TRUST                               FORUM SHAREHOLDER SERVICES, LLC

By:                                     By:
Name:                                   Name:                            h
Title:                                  Title:                           r

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
                                   SCHEDULE A

                                  AML SERVICES

With respect to the beneficial ownership of, and transactions in, shares of the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

(a) Review and submit all shareholder financial and non-financial transactions through the Office of Foreign Assets Control Database(and any other lists of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in connection with the Federal functional regulators), including screening of all shareholder accounts upon changes to such database.

(b) Screen all shareholder accounts at the request of Financial Crimes Enforcement Network ("FinCEN") pursuant to Section 314(a) of the PATRIOT Act and report any positive "hits" to FinCEN.

(c) Monitor shareholder accounts and identify and report suspicious activities that are required to be so identified and reported, in each case consistent with the Trust's and FSS' AML Programs.

(d) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Trusts' and FSS' AML Programs and in accordance with the Act and OFAC.

(e) If and to the extent required by applicable law, ensure that shareholder identity has been verified, as provided for in the Trust's and FSS' AML Programs and in accordance with Section 326 of the PATRIOT Act.

(f) Follow the Funds' policy, which may change from time to time, with respect to the acceptance of cash equivalents and third party checks.

(g)    Follow the Funds' policy on accounts held by non-US persons.

(h) Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's and FSS' AML Programs, and make the same available for inspection by (i) the Trust's AML Compliance Officer, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer.



Notes: As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by FSS are subject to a more limited scope, as contemplated under the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule").

In the event that FSS detects suspicious activity or a "positive" hit as a result of the foregoing procedures, which necessitates the filing by FSS of a suspicious activity report, or other similar report or notice to FinCEN or to OFAC, then FSS shall also immediately notify the Trust's AML Compliance Officer, unless prohibited by applicable law.

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
FORUM
FINANCIAL GROUP

November 26, 2003


Ms. Judith Mackin
Brown Brother Harriman
40 Water Street
Boston, MA  02109

RE:    Change in Control of Forum Shareholder Services, LLC

Dear Ms. Mackin:

As you know, Forum Shareholder Services, LLC ("Forum") has a Transfer Agency and Services Agreement (the "Contract") with BBH Fund, Inc., BBH Trust, BBH Common Settlement Fund, Inc., and BBH Common Settlement Fund II, Inc. (the "Fund"). In accordance with the terms of the Contract, we are seeking your consent to an "assignment" of the Contract by Forum in connection with a proposed transaction that will result in a change in control of Forum.

On November 2, 2003, the current owners of Forum entered into a Purchase Agreement that provides for the acquisition of Forum by Citicorp or one of its affiliates. The closing of the transaction is subject to certain conditions but we expect that it will be completed on or about December 18, 2003. The accompanying material summarizes this change in control transaction. We believe that this change in control transaction could constitute an "assignment" of the Contract.

We request that the Fund consent to the "assignment" of the Contract in connection with the change in control of Forum resulting from this transaction. If the Fund consents to the assignment, please countersign this letter to acknowledge that consent and return it to me in the enclosed, self-addressed envelope.

If you have any questions, please do not hesitate to contact me at (207) 822-6105 or by e-mail at lisa-weymouth@forum-financial.com.

Sincerely,


/s/ Lisa J. Weymouth
Lisa J. Weymouth
Director, Forum Financial Services

CONSENT TO ASSIGNMENT OF THE CONTRACT:

/s/ Judith J. Mackin
By:  Judith J. Mackin
Title:  Vice President


Two Portland Square
Portland, ME  04101
Tel:  207-879-1900
Fax:  207-879-6050
www.forum-financial.com



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